Exhibit 99.1

PRESS RELEASE	Contact:	Jeffrey R. Freedman, VP
Investor Relations
713-369-0550
ALLIS-CHALMERS ANNOUNCES AGREEMENT TO PURCHASE BCH
HOUSTON, TX — December 29, 2008 —BUSINESS WIRE — Allis-Chalmers Energy Inc. (NYSE: ALY) today announced the execution of a share purchase agreement to acquire all of BrazAlta Resources Corp’s remaining equity interest in BCH Ltd. for $5 million. The closing of the transaction is anticipated by December 31, 2008 and will result in Allis-Chalmers owning all of the outstanding capital stock of BCH.
BCH is a Canadian oilfield services company engaged in contract drilling operations exclusively in Brazil. BCH operates 7 drilling rigs and 1 workover rig, and is currently one of the largest inland drilling contractors in Brazil. All of BCH’s fleet of drilling rigs are currently under term contracts with Petroleo Brasileiro S.A. (Petrobras). In addition to these rigs, Allis-Chalmers’ subsidiary in Argentina, DLS Drilling, Logistics and Services Corporation, is currently fabricating and upgrading a 3000 hp rig, which it anticipates will be marketed in Brazil through BCH.
Munawar H. Hidayatallah, Allis-Chalmers’ Chairman and CEO stated, “The acquisition of BCH is part of our strategic goal to diversify our revenues and cash flow with term drilling contracts in the international market. We anticipate, based on current contracts, that BCH will generate stable cash flow with high rig utilization. Allis-Chalmers firmly believes in the potential of the Brazilian oil and gas market and hopes to further strengthen BCH’s long-term relationship with Brazil’s largest E&P operator, Petrobras, through the offering of a larger platform of related products and services, including rental equipment, directional drilling services, casing and tubing handling, mud services, and specialty chemicals and drilling fluids.”

About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield services company. We provide services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Wyoming, Arkansas, West Virginia, offshore in the Gulf of Mexico, and internationally, primarily in Argentina and Mexico. Allis-Chalmers provides directional drilling services, casing and tubing services, underbalanced drilling, production and workover services with coiled tubing units, rental of drill pipe and blow-out prevention equipment, and international drilling and workover services. For more information, visit our website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.
Forward-Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers’ business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.
Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the “Risk Factors” section) and in our other SEC filings and publicly available documents. We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.